Exhibit 10.1

EXECUTION VERSION

April 12th,  2019

BETWEEN

TALEND SA

as the Company

AND

PACIFIC WESTERN BANK

as the Beneficiary

___________________________________________

AUTONOMOUS FIRST-DEMAND GUARANTEE

(ARTICLE 2321 OF THE FRENCH CIVIL CODE)

(Garantie Autonome à Première Demande)

____________________________________________

LPA-CGR avocats

TABLE OF CONTENTS

1.	DEFINITION AND CONSTRUCTION	5
2.	COMPANY’S UNDERTAKINGS	7
3.	PAYMENT CLAIMS	8
4.	DURATION OF THE AUTONOMOUS GUARANTEE	8
5.	REDUCTION OF THE GUARANTEED AMOUNT	8
6.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	8
7.	COMMUNICATIONS AND NOTIFICATIONS BETWEEN THE PARTIES	9
8.	COSTS AND EXPENSES	10
9.	GROSS-UP	10
10.	DELEGATION	10
11.	BENEFIT – ASSIGNMENTS AND TRANSFERS	11
12.	LAW – JURISDICTION	11

THIS AUTONOMOUS FIRST-DEMAND GUARANTEE HAS BEEN ENTERED ON APRIL 12th, 2019, BETWEEN:

1.         TALEND SA,  a  société anonyme, with a share capital of EUR 2,417,390.40, incorporated under French laws, whose registered office is located at 9 rue Pages, 92150 Suresnes, France, identified with the corporate and trade register of Nanterre under number 484 175 252 (hereinafter the “Company”)

AND

2.         PACIFIC WESTERN BANK,  a California State chartered bank, whose registered office is located at 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, United States (hereinafter the “Beneficiary”).

The above-mentioned parties being hereafter named each a "Party", or, together, the "Parties".

PREAMBLE

A.     Talend, Inc., Talend USA, INC. and Stitch, Inc. (jointly and severally the “Borrowers”), are wholly-owned subsidiaries of the Company.

B.     Within the framework of their activity, the Borrowers contacted the Beneficiary to obtain a facility to finance the Borrowers’ working capital and general corporate purposes.

C.     Pursuant to a loan and security agreement executed on February 14, 2019, the Beneficiary, as Beneficiary, has agreed to make available to the Borrowers, loans in amounts not exceeding thirty million US Dollars ($30,000,000) (hereinafter the "Loan Agreement").

D.     Clause 8(b) of the Schedule to the Loan Agreement provides for the obligation for the Company to grant to the Beneficiary a Continuing Guaranty, which is constituted by the autonomous first demand guarantee to be delivered by the Company pursuant to the provisions of Article 2321 of the French Civil Code (Code Civil) (“garantie autonome”).

E.     The Company has therefore agreed to deliver this autonomous first demand guarantee (the “Autonomous Guarantee”) pursuant to the terms and conditions herein.

F.      The Company recognises that this recitals is by way of background information only and does not in any respect call into question the independent nature of this Autonomous Guarantee.

1.       DEFINITION AND CONSTRUCTION

1.1.     Definitions

The following terms and expressions used in this Autonomous Guarantee and in the recitals of this Autonomous Guarantee shall, unless the context requires otherwise or otherwise mentioned in the Supplemental Agreement, have the following meanings:

"Beneficiary"  means Pacific Western Bank, as further detailed in the recitals, and any of its assignees or successors;

"Business Day"  means a day on which Beneficiary is open for business;

"Company" means Talend SA, as further detailed in the recitals;

"Guaranteed Amount" means a maximum amount of thirty two million US Dollars ($32,000,000);

"Insolvency Proceedings" includes, for any person:

(a)     the suspension of payments or entry into a state of cessation des paiements, whether declared or not, within the meaning of Livre VI of the French Commercial Code (Code de commerce);

(b)     the declaration of a moratorium with one or more creditors in respect of any indebtedness;

(c)     the implementation of a warning procedure (procédure d’alerte) by its commissaires aux comptes in accordance with Articles L.234-1, L.234-2 and L.612-3 of the French Commercial Code (Code de commerce);

(d)     the commencement of winding-up proceedings (dissolution) by a court;

(e)     the appointment (or the due deposition of all the elements required for the purposes of the appointment) of a mandataire ad hoc (appointed in the context of an insolvency proceeding), in accordance with Article L.611-3 of the French Commercial Code (Code de commerce);

(f)      the implementation (or the due deposition of all the elements required for the purposes of the implementation) of conciliation or safeguard (sauvegarde) proceedings or of a judgement for redressement judiciaire under Livre VI of the French Commercial Code (Code de commerce), or cession partiale ou totale de l'entreprise or liquidation judiciaire is entered for the purpose of any insolvency law; or

(g)     in each of the cases provided for in (a) to (f) above, any analogous or similar procedure, step, proceeding or judgment is taken, commenced or entered into in any jurisdiction in which the person is incorporated or carries on business in particular for the purposes of Règlement CE n° 1346/2000 du conseil du 29 mai 2000 relating to insolvency procedure;

"Payment Request Notice" means a claim for payment substantially in the form set out at Schedule 1 (Form of Payment Request Notice) addressed by the Beneficiary to the Company in accordance with Clause 3.1;

"Requested Amounts" means the amount specified in a Payment Request Notice; and

"Supplemental Agreement" means the supplemental agreement entered into on the date hereof between the Pledgor as guarantor and the Beneficiary as lender.

1.2.     Construction

1.2.1.      Unless a contrary indication appears, a reference in this Autonomous Guarantee to:

(a)     the “Company” and the “Borrowers” shall be construed so as to include its (their) successors in title;

(b)     any “Beneficiary” or any other person shall be construed so as to include its (their) successors in title, permitted assigns and permitted transferees;

(c)    “corporate reconstruction” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any de-merger (scission) implemented in accordance with Articles L.236-1 to L.236-24 of the French Commercial Code (Code de commerce);

(d)     the “Loan Agreement” or any other agreement or instrument, is a reference to that document other agreement or instrument as amended, novated, supplemented, extended or restated;

(e)    “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f)     a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(g)     a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(h)     a time of day, is a reference to Paris time.

1.2.2.     The preamble and the Schedules are an integral part of this Autonomous Guarantee and have the same legal force as the other provisions of this Autonomous Guarantee.

1.2.3.     Section, Clause and Schedule headings are for ease of reference only.

2.      COMPANY’S UNDERTAKINGS

2.1.    Autonomous first-demand guarantee

In accordance with Article 2321 of the French Civil Code (Code civil), the Company hereby irrevocably and unconditionally undertakes, in favour of the Beneficiary to pay all Requested Amounts up to the Guaranteed Amount, upon first written demand of the Beneficiary in accordance with Clause 3.1.

2.2.    Autonomous and independent nature of the autonomous guarantee

2.2.1.     The liability of the Company under this Autonomous Guarantee is autonomous and independent of the obligations of the Company under the Loan Agreement, to the effect that it is not, in any circumstances, capable of being construed as an obligation of suretyship only (obligation de cautionnement) for the purposes of Articles 2298 et seq. of the French Civil Code (Code civil).

2.2.2.     The Company undertakes not to raise or set up any exception and/or defence of whatever nature to the fulfilment of its obligations under this Autonomous Guarantee, and in particular undertakes not to rely on any defences or exceptions arising from the Loan Agreement, any dispute or any other agreement or event affecting the Company, the Borrowers or the Beneficiary.

2.2.3.     The Company undertakes not to consider itself released from, or to rely upon a novation in order to refuse, payment of any or all Requested Amounts, in the event of (except when contrary legal provisions apply):

(a)     any change in or disappearance of the existing relationship between the Company and the Borrowers, in particular the Borrowers losing their status as wholly-owned subsidiaries of the Company;

(b)     the extension of the term or other amendment, whether express or implied, of the terms and conditions of the Loan Agreement, and without it being necessary to notify the Company of any such event;

(c)     any change in the legal status of the Company, the Borrowers or the Beneficiary;

(d)     any corporate reconstruction affecting the Company, the Borrowers or the Beneficiary;

(e)     any Insolvency Proceeding affecting the Company, the Borrowers or the Beneficiary; and

(f)      any assignment or transfer by the Beneficiary of all or part of its rights and obligations under the Loan Agreement.

3.       PAYMENT CLAIMS

3.1.    The Beneficiary, will be entitled to deliver by registered letter with acknowledgement of receipt, a Payment Request Notice duly completed and including the Requested Amount under this Autonomous Guarantee, at any time before the expiration date stipulated in Clause 4.

3.2.    The payment of the Requested Amount shall be done on first demand, within three (3) Business Days as from the first presentation of the Payment Request Notice by registered letter with acknowledgement of receipt to the Company sent by the Beneficiary.

3.3.    If the Company fails to pay any payment which is payable by it under the terms of this Autonomous Guarantee on its due date, it will owe the Beneficiary interest on arrears, which will apply to the unpaid amount from its due date, up to the date of actual payment at a rate of EONIA plus three (3) percent, it being specified that there shall be no double counting with the default interest payable by the Borrowers under the Loan Agreement. Any interest under this Clause will be calculated on a daily basis up until payment.

4.       DURATION OF THE AUTONOMOUS GUARANTEE

The Company’s undertaking under this Autonomous Guarantee will automatically expire as soon as the Company has paid the amount covered by this Autonomous Guarantee, or in case this Autonomous Guarantee has not been requested under the conditions set out above, on the first of the following dates:

(i)        the date when this Autonomous Guarantee is returned to the Company or the date that this Autonomous Guarantee is expressly withdrawn in writing by the Beneficiary;

(ii)       one (1) year after the Maturity Date (as defined in the Loan Agreement), as the same may be extended from time to time; or

(iii)      the Guaranteed Obligations in consideration of which the Guarantee is provided have been repaid in full, as confirmed in writing by the Beneficiary.

5.       REDUCTION OF THE GUARANTEED AMOUNT

This Autonomous Guarantee shall be implemented in a single or several payments and each payment made by the Company will reduce, automatically and to the same extent, the Guaranteed Amount.

6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1.     The Company represents and warrants to the Beneficiary that:

6.1.1.     it is a company duly incorporated under the laws of France, with full capacity to issue this Autonomous Guarantee, to perform its obligations hereunder and to carry on its business in accordance with the objects clause of its constitutional documents;

6.1.2.      the entry into and performance by it of this Autonomous Guarantee do not conflict with:

(i)         any law or regulation applicable to it;

(ii)        any provision of its constitutional documents; or

(iii)       any material agreement or instrument binding upon it;

6.1.3.      it has taken all necessary corporate action to authorise its entry into and performance of, of this Autonomous Guarantee, and no other Authorisation (which has not been validly obtained prior to the issue of this Autonomous Guarantee) is necessary; and

6.1.4.      each signatory of this Autonomous Guarantee has the necessary power and authority to execute this Autonomous Guarantee on behalf of the Company.

6.2.    Each representation and warranty mentioned in Clause 6.1 shall remain in force and continue to be effective from the date of execution of the Autonomous Guarantee, for the duration of the Autonomous Guarantee and until complete payment of all amounts payable by the Company hereunder.

7.       COMMUNICATIONS AND NOTIFICATIONS BETWEEN THE PARTIES

7.1.     The Company establishes its domicile at the address identified with its name above.

7.2.    Every request, notifications, warning and communications to be made by virtue of this Autonomous Guarantee shall be considered as properly done when, within the terms indicated in this Autonomous Guarantee, they are made by means of registered letter with acknowledgement of receipt and sent to:

For the Company:

TALEND

Address:	9 rue Pages
92150 Suresnes
Attention:	Emmanuel Samson
Telephone:	+33 (0) 1.80.42.00.77
Email:	esamson@talend.com

For the Beneficiary:

PACIFIC WESTERN BANK

Address:	406 Blackwell Street, Suite 240, Durham
North Carolina 27701
United States
Name:	Mr. Nick Nance

7.3.     The Company shall send its communications to the Beneficiary to the address identified with its name above.

7.4.     Any change in the said domiciles or telephones described will have no effect until the communication of such change between the Parties or to the Beneficiary with notice of receipt.

8.      COSTS AND EXPENSES

The Company undertakes, from time to time on demand of the Beneficiary, to indemnify the Beneficiary, in respect of all reasonable costs and expenses, incurred by the latter and/or by every attorney, manager, agent or other person appointed by it, in relation to the amendment or enforcement of this Autonomous Guarantee, including legal fees and expenses, and all charges, duties, taxes or registration fees relating thereto.

9.      GROSS-UP

In the event where the Company would have, pursuant to a legal or a regulatory provision, to deduct, retain or withhold amounts from the sums due pursuant to the Autonomous Guarantee, these sums would be increased by the amount necessary for the Beneficiary to receive, after all deductions and withholdings, a net amount equal to the amount it would have received in the absence of such deductions or withholdings.

10.     DELEGATION

10.1.  The Beneficiary or any person appointed by the Beneficiary may delegate by power of attorney or in any other manner to any properly qualified person or persons any right, power, authority and discretion exercisable by the Beneficiary under this Autonomous Guarantee.

10.2.  Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Beneficiary or such person appointed by the Beneficiary may think fit.

10.3.  Neither the Beneficiary nor any such person appointed by the Beneficiary will be in any way liable or responsible to the Company for any loss or damage arising from any fact, default, omission or misconduct on the part of any such delegate or sub-delegate.

11.     BENEFIT – ASSIGNMENTS AND TRANSFERS

11.1.  The Company may not assign any of its rights nor transfer any of its rights or obligations under this Autonomous Guarantee.

11.2.  This Autonomous Guarantee is issued to the Beneficiary as well as to its possible successors and beneficiaries following any restructuring transfer of control, spin-off, merger or partial contribution operation.

11.3.  The Autonomous Guarantee shall remain in force and binding on any full legal successors and assignee of the Company and/or of the Beneficiary.

12.    LAW – JURISDICTION

12.1.  This Autonomous Guarantee shall be governed by and construed in all respects in accordance with French law.

12.2.  The Parties expressly and specifically accept, pursuant to Article 23 of Council Regulation n°1215/2012, to give exclusive jurisdiction to the courts within the territorial jurisdiction of the Commercial Court of Paris to settle any dispute that may arise between the Parties in connection with the construction or performance of this Pledge Agreement this Autonomous Guarantee.

(Signatures on the following page)

Executed in Paris in two (2) originals, on the date first above written.

THE COMPANY

/s/ Emmanuel Samson
TALEND SA.
Represented by: Emmanuel Samson
duly authorized

Accepted by the Beneficiary

THE BENEFICIARY

/s/ Stephen J. Berens
PACIFIC WESTERN BANK
Represented by: Stephen J. Berens
duly authorized

Schedule 1

Form of Payment Request Notice

[Beneficiary Letterhead]

To the attention of [•]
[Company’s name]
[Company’s address]

On [•]

Undertaking to pay on first demand dated [•]

Dear Sirs,

We refer to the autonomous first-demand guarantee that you have granted in our favor, dated April 12th, 2019 up to a maximum cumulated amount of thirty two million US Dollars ($ 32,000,000) (the “Autonomous Guarantee”).

Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Autonomous Guarantee.

This letter constitutes a Payment Request Notice.

In accordance with the terms of the Autonomous Guarantee, we hereby request you to pay an amount of US Dollars ($ [____]) (amount to be specified in words and figures) at the latest on the thirtieth Business Day from the date of receipt of this notification, by way of a wire transfer to our bank account n° [•] open at [• - bank] in [• - location].

We confirm that the grounds for this Payment request Notice are the breach by the Borrowers of their obligations under the Loan Agreement, and that the Borrowers owe us US Dollars ($ [____]) (amount to be specified in words and figures).

Yours faithfully

For the Beneficiary
[•]

Name: [•]
Title: [•]